Exhibit 3.7

CERTIFICATE OF INCORPORATION
OF
VIMEO HOLDINGS, INC.

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this Certificate of Incorporation and do hereby certify as follows:

Article I

The name of the Corporation (which is hereinafter referred to as the “Corporation”) is: Vimeo Holdings, Inc.

Article II

The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

Article III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

Article IV

The Corporation shall have the authority to issue one billion six hundred million (1,600,000,000) shares of $0.01 par value Common Stock, four hundred million (400,000,000) shares of $0.01 par value Class B Common Stock, and one hundred million (100,000,000) shares of $0.01 par value Preferred Stock.

A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A.	COMMON STOCK

(1)               The holders of the Common Stock shall be entitled to receive such dividends if, as and when declared from time to time by the Board of Directors of the Corporation (the “Board of Directors”).

(2)               In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock and any other class or series of stock entitled to share therewith, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

(3)               Each holder of Common Stock shall be entitled to vote one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the holders of the Common Stock. Except as otherwise provided herein or by the DGCL, the holders of Common Stock and the holders of Class B Common Stock and any other class or series entitled to vote with the Common Stock and Class B Common Stock as a class shall at all times vote on all matters (including the election of directors) together as one class.

B.	CLASS B COMMON STOCK

(1)               The holders of the Class B Common Stock shall be entitled to receive such dividends if, as and when declared from time to time by the Board of Directors.

(2)               In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock and any other class or series of stock entitled to share therewith, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

(3)               Each holder of Class B Common Stock shall be entitled to vote ten votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the holders of the Class B Common Stock. Except as otherwise provided herein or by the DGCL, the holders of Common Stock and the holders of Class B Common Stock and any other class or series entitled to vote with the Common Stock and Class B Common Stock as a class shall at all times vote on all matters (including the election of directors) together as one class.

C.	OTHER MATTERS AFFECTING HOLDERS OF COMMON STOCK AND CLASS B COMMON STOCK

(1)               Shares of Class B Common Stock shall be convertible into shares of the Common Stock of the Corporation at the option of the holder thereof at any time on a share for share basis. Such conversion ratio shall in all events be equitably preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

(2)               Upon the conversion of Class B Common Stock into shares of Common Stock, the Corporation shall take all necessary action so that said shares of Class B Common Stock shall be retired and shall not be subject to reissue.

D.	PREFERRED STOCK

The Board of Directors is authorized, by resolution, to designate the voting powers, preferences, rights and qualifications, limitations and restrictions of the Preferred Stock and any class or series thereof. Pursuant to subsection 242(b) of the DGCL, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection.

Article V

The Board of Directors is expressly authorized to make, alter or repeal Bylaws of the Corporation, but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.

Article VI

Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

Article VII

The Corporation is to have perpetual existence.

Article VIII

Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the full extent permitted from time to time by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

Article IX

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal. The liability of a director shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

Article X

Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Article XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article IV, above, and provided further that the rights of the Class B Common Stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B Common Stock.

Article XII

The number of directors of the Corporation shall be such number as shall be determined from time to time by resolution of the Board of Directors.

Article XIII

The name and mailing address of the incorporator is Nicholaus C. Mills, c/o Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019.

* * * * * *

       IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 15th day of December, 2020.

/s/ Nicholaus C. Mills
Nicholaus C. Mills
Incorporator

[Certificate of Incorporation of Vimeo Holdings, Inc. Signature Page]